EXHIBIT 99.1

November 15, 2005
ALLIANCE DATA’S EPSILON SIGNS AGREEMENT WITH
BARNES & NOBLE TO PROVIDE MARKETING AND LOYALTY
SERVICES
•	Alliance Data’s Epsilon business unit announced the signing of a multi-year agreement with Barnes & Noble, Inc. to design and implement a comprehensive database solution for its in-store and online customer marketing initiatives.

•	Barnes & Noble is the world’s largest bookseller, operating more than 820 bookstores in all 50 states, and with annual sales of more than $4.5 billion.

•	Under terms of the agreement, Epsilon will build and host an advanced proprietary database platform that will support Barnes & Noble’s ongoing multi-channel marketing and customer communications efforts.

•	Epsilon will also provide consulting, technology services and marketing operations services that will deliver a scalable, flexible customer management platform geared toward streamlining campaign processing and reporting.

•	Epsilon’s mix of marketing and technology expertise will help Barnes & Noble leverage data and customer knowledge to create a better customer experience while growing brand loyalty.
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